Exhibit 99.6

COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

	Year Ended December 31,
	2011	2010	2009	2008		2007
Income from continuing operations before undistributed earnings of equity method investments, amortization of capitalized interest, and taxes	247.5	187.1	122.2	(557.1)		176.4
Less undistributed earnings of equity method investments	(25.5)	(20.6)	(13.8)	(16.5)		(4.1)
Plus distributed earnings of equity method investments	9.2	9.9	21.3	3.5		6.2
Plus amortization of capitalized interest	0.8	0.8	0.8	0.8		0.6

	232.0	177.2	130.5	(569.3)		179.1

Plus:
Fixed charges:
Other interest expense (includes amortization of deferred financing costs)	44.6	48.9	55.1	54.3		55.2
Debt discount amortization	1.7	8.6	13.0	14.0		13.0
Floor plan interest expense	27.8	33.3	33.9	61.3		69.9
Capitalized interest	0.7	0.5	0.9	4.8		5.5
Interest factor in rental expense	55.9	53.4	51.7	50.6		47.8

Total fixed charges	130.7	144.7	154.6	185.0		191.4

Less:
Capitalized interest	0.7	0.5	0.9	4.8		5.5

Earnings	362.0	321.4	284.2	(389.1)		365.0

Ratio of earnings to fixed charges	2.8	2.2	1.8	(2.1	)(a)	1.9

(a)	In the year ended December 31, 2008, earnings were insufficient to cover fixed charges by $574.1 million due to a non-cash impairment charge of $643.5 million.

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